Exhibit 10.11

PROMISSORY NOTE

$500,000	, 2006
New York, New York

TRANSTECH SERVICES PARTNERS INC. (“Maker”) promises to pay to the order of LOTUS CAPITAL LLC (the “Payee”) the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($500,000.00) in lawful money of the United States of America, on the terms and conditions described below.

1.             Principal. Subject to Section 3, the principal balance of this Note shall be repayable in eighteen (18) monthly installments of [                                ], commencing on [                            ] and continuing on the [          ] day of each succeeding month until paid in full. In case a plan of dissolution and liquidation is approved by the Public Stockholders of the Maker before the principal balance of this Note becomes repayable, the right of the Payee to be repaid the balance due under this Note shall be subordinate to, and subject to prior satisfaction of, the right of each Public Stockholder of the Maker to receive a distribution from the Trust Account equaling $5.85 for each IPO Share held by such Public Stockholder. For purposes of this Note, “Trust Account” shall mean the trust account at HSBC USA Bank, N.A. in which Continental Stock Transfer & Trust Company, as trustee, shall hold the majority of the proceeds of the initial public offering of securities of the Maker, as described more fully in the registration statement relating to such initial public offering filed with the Securities and Exchange Commission under File No. 333-[              ], as amended from time to time (the “Registration Statement”). For purposes of this Section 1, the shares of common stock issued in such initial public offering shall be referred to as “IPO Shares,” and holders of such shares shall be referred to as “Public Stockholders.” A “Business Combination” shall mean the acquisition by the Maker, whether by merger capital stock exchange, asset or stock acquisition or other similar type of transaction of an operating business in the business services industry.

2.             Interest. This Note shall bear simple interest at the rate of four percent (4%) per annum. Interest payable on this Note shall be calculated on the basis of one year of three hundred sixty-five (365) days for the number of days elapsed.

3.             Payment. Payments of principal and interest under this Note shall be made from the interest earned on the amounts deposited in a Trust Account established by Maker in connection with its initial public offering as described in Maker’s Certificate of Incorporation, as amended, and in the Registration Statement.

4.             Mandatory Prepayment. The outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be paid upon Maker’s consummation of a Business Combination.

5.             Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including, without limitation, reasonable attorneys’ fees, then to the payment of interest and, finally, to the reduction of the unpaid principal balance of this Note.

6.             Events of Default. The following shall constitute Events of Default:

(a)           Failure to Make Required Payments. Failure by Maker to pay the principal of or accrued interest on this Note within five (5) business days following the date when due.

(b)           Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under applicable bankruptcy law, or any other applicable insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under applicable bankruptcy law, or any other applicable insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7.             Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 6(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 6(b) and 6(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8.             Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.             Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

10.           Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile, or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

TransTech Services Partners Inc.

445 Fifth Avenue, Suite 30H

New York, New York  10016

Attention of Chief Executive Officer

(email:                                                                       )

If to Payee:

Lotus Capital LLC

445 Fifth Avenue, Suite 30H

New York, New York  10016

Attention of LM Singh

(email:                                                                                    )

Notice shall be deemed given on the earlier of actual receipt by the receiving party, if sent by certified mail, and (i) three business days after certification thereof, (ii) if personally delivered, the date reflected on a signed delivery receipt, (iii) if sent by private or governmental express mail or delivery service, one (1) business day following tender of delivery or dispatch by express mail or delivery service, (iv) if by facsimile, the date shown on a telefacsimile transmission confirmation, or (v) if sent by email, the date on which an e-mail transmission was received by the receiving party’s on-line access provider.

11.           Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

12.           Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

TRANSTECH SERVICES PARTNERS INC.

By:
Name: Suresh Rajpal
Title: Chief Executive Officer